UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2016 (June 14, 2016)

ACI WORLDWIDE, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-25346	47-0772104
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3520 Kraft Rd, Suite 300

Naples, FL 34105

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (239) 403-4600

(Former Name or Former Address, if Changed Since Last Report) N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)	Adoption of 2016 Equity and Performance Incentive Plan

On June 14, 2016, at the 2016 Annual Meeting of Stockholders of ACI Worldwide, Inc. (the “Company”), the Company’s stockholders approved the ACI Worldwide, Inc. 2016 Equity and Performance Incentive Plan (the “Plan”). For a description of the terms and conditions of the Plan, see “Summary Description of the 2016 Incentive Plan” under “Proposal 4 – Approval of the 2016 Equity and Performance Incentive Plan” in the Company’s Proxy Statement filed with the Securities and Exchange Commission on April 28, 2016 (the “2016 Proxy Statement”), which description is incorporated herein by reference. This description of the Plan does not purport to be complete and is qualified in its entirety by reference to the Plan, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

New Form of Director Restricted Share Award Agreement

A new form of Restricted Share Award Agreement – Nonemployee Directors has been adopted for use under the Plan. This new form award agreement is substantially similar to the form award agreement that was used under the Company’s 2005 Equity and Performance Incentive Plan and is attached to this Current Report on Form 8-K as Exhibit 10.2 and incorporated herein by reference.

New Form of Change-in-Control Employment Agreement

On June 14, 2016, the Compensation and Leadership Development Committee of the Company’s Board of Directors approved a new form of Change-in-Control Employment Agreement (the “CIC Agreement”) for use with the Company’s current Named Executive Officers (the “NEOs”) identified in the 2016 Proxy Statement. It is expected that all of the NEOs, each of whom is currently a party to a change in control employment agreement with the Company, will execute the new form CIC Agreement. Upon execution, the CIC Agreements will replace and supersede the change in control employment agreements that are currently in place with the NEOs. The following description of the CIC Agreement does not purport to be complete and is qualified in its entirety by reference to the CIC Agreement, a copy of which is filed as Exhibit 10.3 to this Current Report on Form 8-K and incorporated herein by reference.

The CIC Agreement provides that the Company will employ the executive for a two-year period following a change in control (as defined in the CIC Agreement) (the “Employment Period”). During the Employment Period, the Company will (i) pay the executive a base salary equal to the highest annual rate of base salary paid or payable to the executive for the 12-month period prior to the change in control, (ii) award the executive for each fiscal period during the Employment Period total annual and quarterly bonus opportunities equal to at least the executive’s target annual and quarterly bonus opportunities for the year in which the change in control occurs, and (iii) allow the executive opportunities to participate in the Company’s incentive, savings and retirement plans to an extent no less favorable than opportunities provided for by the Company in the 120-day period prior to the effective date of any change in control.

The CIC Agreement also sets forth the obligations of the Company in the event the Executive’s employment terminates during the Employment Period. The following is a summary of such obligations of the Company.

Termination of Employment Other than for Cause or by the Executive for Good Reason The CIC Agreement provides that if the executive’s employment is terminated during the Employment Period other than for cause or the executive’s death or disability, or the executive terminates employment for good reason, the executive will be entitled to receive from the Company certain payments and benefits, contingent upon the receipt of a release of claims as set forth in the CIC Agreement. These payments and benefits include (i) the lump sum of (a) the executive’s unpaid current year annual base salary through the date of termination, a portion of current year bonus based on the current year target annual bonus, prorated through the date of termination and any accrued and unpaid vacation pay (together, the “Accrued Obligations”), plus (b) two or, in the case of Philip G. Heasley, the Company’s Chief Executive Officer, only, three times, the sum of the annual base salary and target annual bonus; (ii) continued participation at the Company’s cost in welfare benefits plans in which the executive would have been participating, for two or, in the case of Mr. Heasley only, three years, from the date of termination or until the executive receives equivalent benefits from a subsequent employer, in which case, welfare benefits plans provided pursuant to the CIC Agreement shall be secondary to those provided under such other plans during the applicable period of eligibility; (iii) outplacement services at the Company’s sole expense not to exceed $50,000; (iv) any unpaid amounts that are vested benefits or that the executive is otherwise entitled to receive under any plan, policy, practice or program of or any other contract or agreement with the Company or the affiliated companies at or subsequent to the date of termination (the “Other Benefits”); and (v) the executive shall become fully vested in, and entitled to immediately exercise all stock-based awards, other than certain excluded awards, granted to the executive under any plans or agreement of the Company.

Death. The CIC Agreement provides that if the executive’s employment is terminated by reason of the executive’s death the Company shall provide the executive’s estate or beneficiaries with the Accrued Obligations and the timely payment or delivery of the Other Benefits, and shall have no other severance obligations under the CIC Agreement.

Disability. The CIC Agreement provides that if the executive’s employment is terminated by reason of the executive’s disability the Company shall provide the executive with the Accrued Obligations and the timely payment or delivery of the Other Benefits, and shall have no other severance obligations under the CIC Agreements.

Termination of Employment for Cause or by Executive other than for Good Reason. The CIC Agreement provides that if the executive’s employment is terminated for cause the Company shall provide the executive with the executive’s annual base salary through the date of termination, and the timely payment or delivery of the Other Benefits, and shall have no other severance obligations under the CIC Agreement. If the executive voluntarily terminates employment, excluding a termination for good reason, the Company shall provide to the executive the Accrued Obligations and the timely payment or delivery of the Other Benefits, and shall have no other severance obligations under the CIC Agreement.

No Tax Gross-Up. The CIC Agreement does not require the Company to pay the executive any gross up payments for excise taxes that may be imposed upon the executive as a result of any payments made pursuant to the CIC Agreement.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company held its 2016 Annual Meeting of Stockholders on June 14, 2016. At the Annual Meeting, the stockholders voted on the following four proposals which are further described in the 2016 Proxy Statement.

Proposal 1: The stockholders elected each of the following ten nominees to the Board of Directors to hold office until the 2017 Annual Meeting of Stockholders.

Nominee	Votes For	Votes Withheld/Abstentions	Broker Non-Votes
Janet O. Estep	104,624,899	1,493,038	4,117,388
James C. Hale	103,528,258	2,589,679	4,117,388
Philip G. Heasley	105,157,686	960,251	4,117,388
James C. McGroddy	104,359,225	1,758,712	4,117,388
Charles E. Peters, Jr.	105,203,720	914,217	4,117,388
David A. Poe	105,211,869	906,068	4,117,388
Adalio T. Sanchez	103,189,678	2,928,259	4,117,388
John M. Shay, Jr.	103,498,400	2,619,537	4,117,388
Jan H. Suwinski	102,275,614	3,842,323	4,117,388
Thomas W. Warsop III	103,188,967	2,928,970	4,117,388

Proposal 2: The stockholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016.

Votes For	Votes Against	Abstentions
109,919,166	160,379	155,780

Proposal 3: The stockholders approved, on an advisory basis, the executive compensation as described in the 2016 Proxy Statement.

Votes For	Votes Against	Abstentions	Broker Non-Votes
73,001,537	32,969,394	147,005	4,117,389

Proposal 4: The stockholders approved the ACI Worldwide, Inc. 2016 Equity and Performance Incentive Plan.

Votes For	Votes Against	Abstentions	Broker Non-Votes
93,221,636	12,815,418	80,881	4,117,390

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

10.1	ACI Worldwide, Inc. 2016 Equity and Performance Incentive Plan

10.2	Form of Restricted Share Award Agreement – Nonemployee Director for the Company’s 2016 Equity and Performance Incentive Plan

10.3	Form of Change-in-Control Employment Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACI WORLDWIDE, INC.

Dated: June 20, 2016	By:	/s/ Dennis P. Byrnes
Dennis P. Byrnes
Executive Vice President, Chief Administrative Officer, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	ACI Worldwide, Inc. 2016 Equity and Performance Incentive Plan

10.2	Form of Restricted Share Award Agreement – Nonemployee Director for the Company’s 2016 Equity and Performance Incentive Plan

10.3	Form of Change-in-Control Employment Agreement